SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to § 240.14a-12.

BOYD GAMING CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!BOYD GAMING CORPORATION2024 Annual Meeting of StockholdersVote by May 8, 2024 11:59 PM ETBOYD GAMING CORPORATION 6465 SOUTH RAINBOW BOULEVARD LAS VEGAS, NEVADA ATTN: DAVID STROW, VICE PRESIDENT CORPORATE COMMUNICATIONSV37511-P04823You invested in BOYD GAMING CORPORATION and it’s time to vote!You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the annual meeting of stockholders to be held on May 9, 2024, at 1:00 p.m. (Pacific Daylight Time). Get informed before you voteView the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 25, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.For complete information and to vote, visit www.ProxyVote.com Control #Smartphone users Vote Virtually at the Meeting*Point your camera here and May 9, 20241:00 PM PDTvote without entering a control numberVirtually at: www.virtualshareholdermeeting.com/BYD2024*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.comTHIS IS NOT A VOTABLE BALLOTThis is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.Board Voting Items Recommends1. To elect eight members to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. Nominees:01) Marianne Boyd Johnson 06) A. Randall Thoman For 02) John R. Bailey 07) Peter M. Thomas 03) William R. Boyd 08) Paul W. Whetsell 04) Keith E. Smith 05) Christine J. Spadafor2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal For year ending December 31, 2024.3. Advisory vote on executive compensation. For4. Advisory vote on the stockholder proposal regarding the commissioning of a report on the effects of a company-wide Against non-smoking policy.Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.V37512-P04823